As filed with the Securities and Exchange Commission on May 31, 2000.
                                         Registration No. 333-36308


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549


                       POST-EFFECTIVE AMENDMENT NO. 1
                                 TO FORM S-8
                       Registration Statement Under
                        the Securities Act of 1933



                                MOTOROLA, INC.
           (Exact Name of Registrant as Specified in its Charter)

              Delaware                                   36-1115800
    (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

                           1303 East Algonquin Road
                          Schaumburg, Illinois  60196
                   (Address of Principal Executive Offices)

                               MOTOROLA, INC.
                       OMNIBUS INCENTIVE PLAN OF 2000
                         (Full Title of the Plan)

            Carl F. Koenemann                          Telephone number,
       Executive Vice President and                  including area code,
         Chief Financial Officer                     of agent for service:
              Motorola, Inc.                            (847) 576-5000
         1303 East Algonquin Road
        Schaumburg, Illinois 60196
  (Name and Address of Agent For Service)

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
   Title of                           Maximum       Maximum
  Securities        Amount           Offering     Aggregate      Amount of
    to be           to be             Price        Offering    Registration
  Registered      Registered(1)     Per Share        Price          Fee


Common Stock,
par value $3.00,     N/A (4)          N/A (4)        N/A(4)        N/A (4)
including
Preferred Stock
Purchase
Rights(2)(3)



(1) An indeterminate number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

(3) Includes an indeterminate number of interests related to the Common Stock to be issued under the Plan, all of which are generally nontransferable, including stock options and stock equivalents.

(4) Registration fee has already been paid.




                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8.  Exhibits.

     5     Opinion and consent of McDermott, Will & Emery.

     23(b) The Consent of McDermott, Will & Emery is included in Exhibit 5.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on the 30th day of May, 2000.

                                         MOTOROLA, INC.


                                         By:  /s/ Anthony M. Knapp
                                              Anthony M. Knapp,
                                              Senior Vice President
                                              and Controller



                                 POWER OF ATTORNEY

          Each of the hereby constitutes and appoints Christopher B. Galvin, Robert L. Growney, Carl F. Koenemann and Anthony M. Knapp, and each of them, as attorneys for him and in his name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of May, 2000.



             Signature                          Title



      /s/ Christopher B. Galvin*      Chairman of the Board and Chief
      Christopher B. Galvin           Executive Officer

      /s/ Carl F. Koenemann*          Executive Vice President and
      Carl F. Koenemann               Chief Financial Officer

      /s/ Anthony M. Knapp            Senior Vice President and Controller
      Anthony M. Knapp

      /s/ Ronnie C. Chan*             Director
      Ronnie C. Chan


      /s/ H. Laurance Fuller*         Director
      H. Laurance Fuller


      /s/ Robert W. Galvin*           Director
      Robert W. Galvin


      /s/ Robert L. Growney*          Director
      Robert L. Growney


      /s/ Anne P. Jones*              Director
      Anne P. Jones


      /s/ Judy C. Lewent*             Director
      Judy C. Lewent


      /s/ Dr. Walter E. Massey*       Director
      Dr. Walter E. Massey


      /s/ Nicholas Negroponte*        Director
      Nicholas Negroponte


      /s/ John E. Pepper, Jr.*        Director
      John E. Pepper, Jr.


      /s/ Samuel C. Scott III*        Director
      Samuel C. Scott III


      /s/ Gary L. Tooker*             Director
      Gary L. Tooker


      /s/ B. Kenneth West*            Director
      B. Kenneth West


      /s/ Dr. John A. White*           Director
      Dr. John A. White


      /s/ Anthony M. Knapp
*By:  Anthony M. Knapp
      Attorney-in-Fact




                               EXHIBIT INDEX

Exhibit Number                  Description

     5           Opinion and consent of McDermott, Will & Emery.*

     23(b)       The Consent of McDermott, Will & Emery is included in
                 Exhibit 5.



*Filed herewith

(..continued)